Exhibit 4.1

PRESTIGE 盛德

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISALNDS

Certificate Number

Shares

PAR VALUE $0.000625
CLASS A ORDINARY SHARES

THIS CERTIFIES THAT

CUSIP NO.:

*** SPECIMEN ***

IS THE OWNER OF



PRESTIGE WEALTH INC.
Corporate
Seal
THE CAYMAN ISLANDS

FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS A ORDINARY SHARES PAR VALUE OF $0.000625 EACH OF

PRESTIGE WEALTH INC.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED:

COUNTERSIGNED AND REGISTERED:

TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303 - 662 - 1112